PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
            EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Information Analysis Incorporated
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

                                                             ------------------

         (5) Total fee paid:

                            ---------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

                                    --------------------------------------------

         (2) Form, schedule or registration statement no.:

                                                          --------------------

         (3) Filing party:

                          ----------------------------------------------------

         (4) Date filed:

                        ------------------------------------------------------

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

INFORMATION ANALYSIS INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 27, 1998

       The Annual Meeting of Stockholders of Information Analysis Incorporated will be held Wednesday, May 27, 1998, at 10:00 a.m. at the Holiday Inn - Fair Oaks, 11787 Lee-Jackson Memorial Highway, Fairfax, VA., 22030, for the following purposes:

       1. To elect five directors for the ensuing year;

       2. To ratify the selection of independent auditors for fiscal 1998; and

       3. To act upon such other matters as may properly come before the meeting, or any adjournment thereof.

       STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 27, 1998 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. STOCKHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,


                                    Richard S. DeRose
                                    Secretary

11240 Waples Mill Road, Suite 400
Fairfax, Virginia 22030
April 27, 1998

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

INFORMATION ANALYSIS INCORPORATED
PROXY STATEMENT

         This Proxy Statement is being mailed on or about May 1, 1998, to holders of shares of Common Stock of Information Analysis Incorporated ("IAI" or "the Company") in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders of the Company to be held on May 27, 1998. Proxies are solicited to give all stockholders of record at the close of business on April 27, 1998, an opportunity to vote on matters that come before the meeting. Shares can be voted only if the stockholder is present in person or is represented by proxy.

         When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting by delivering to the Secretary of the Company a written notice stating that the proxy is revoked, by executing a proxy bearing a later date or by attending the meeting and voting in person.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

         On April 10, 1998, there were 6,613,044 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Only holders of the Company's Common Stock of record at the close of business on April 27, 1998 will be entitled to vote at the meeting.

         Directors will be elected by a plurality of all the votes cast at the meeting, so long as a majority of the shares outstanding is present at the meeting. A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

ELECTION OF DIRECTORS
(ITEM 1. ON THE PROXY CARD)

         The Board of Directors of the Company currently consists of one member who is the Chief Executive Officer of the Company (Sandor Rosenberg), and four non-employee members (Brendan J. Dawson, Charles A. May, Jr., Bonnie
K. Wachtel, and James D. Wester).

         During the period commencing January 1, 1997 and ending December 31, 1997 ("fiscal 1997"), there were three meetings of the Board of Directors of the Company. During such period, each of the incumbent Directors attended all of the Board meetings held while he or she was a Director, and all Committee meetings held while he or she served on such Committees.

         Messrs. Wester (Chairman) and May and Ms. Wachtel served as members of the Audit Committee of the Board of Directors of the Company. The Audit Committee held one meeting during fiscal 1997. The Audit Committee is responsible for recommending and selecting the appointment of outside auditors, reviewing financial reports of the Company and performing such other functions as directed from time to time by the Board.

         Messrs. Dawson (Chairman), Rosenberg and May and Ms. Wachtel served as members of the Compensation Committee of the Company. The Compensation Committee held two meetings during fiscal 1997. The Compensation Committee is responsible for considering compensation of officers of the Company.

         The Board of Directors currently does not have a standing nominating committee or a committee performing similar functions. The Board will, as a matter of policy, give consideration to nominees recommended by stockholders. A stockholder who wishes to recommend a future nominee should direct his or her recommendation in writing to the Company's Board of Directors.

         The terms of all current directors of the Company will expire at the time of the 1998 Annual Meeting. The Company proposes for re-election as directors of the Company each of Messrs. Rosenberg, Dawson, May, and Wester, and Ms. Wachtel for a term ending at the 1999 Annual Meeting. If you do not wish your shares to be voted for any particular nominee, please identify the exceptions in the appropriate space provided on the proxy card.

         If at the time of the meeting, one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors or, if none, the size of the Board will be reduced. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

         Directors elected at the meeting will hold office until the next annual meeting or until their successors have been elected and qualified.

         The following table sets forth, for each nominee, the nominee's age, position held with the Company, and the date such nominee became a director of the Company. Following the table is a brief description of each nominee's principal occupation for at least the past five years.


NOMINEE                       DIRECTOR SINCE              OFFICE HELD WITH COMPANY
-------                       --------------              ------------------------
Sandor Rosenberg              1979                        Chairman of the Board, Chief Executive Officer, Director
Brendan J. Dawson             1997                        Director
Charles A. May, Jr.           1997                        Director
Bonnie K. Wachtel             1992                        Director
James D. Wester               1985                        Director


SANDOR ROSENBERG, 51, is the founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company since 1979. Mr. Rosenberg holds a BS degree in Aerospace Engineering from

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

Rensselaer Polytechnic Institute, and has done graduate studies in Operations Research at George Washington University.

BRENDAN J. DAWSON, 57, is an executive management consultant. From July 1997 to March 1998, he was President and Chief Operating Officer of the Company. From 1996 to 1997, he was CEO and President of MAXM Systems Corporation, a provider of integrated operations management solutions. From 1992 to 1995, he served as Executive Vice President and Chief Operating Officer at Legent Corporation. From 1964 to 1994, Mr. Dawson held various positions with IBM, the last of which was Director of Consulting Services. He holds a BA degree in History from New York University.

CHARLES A. MAY, Jr., 60, is a consultant focusing on national security and defense conversion issues. In 1992, he retired as a Lt. General from the Air Force where he last served as Assistant Vice Chief of Staff, Headquarters US Air Force, Washington, D.C. He is a graduate of the US Air Force Academy, where he once served as an Associate Professor of Political Science. General May has also graduated from the NATO Defense College and has completed the University of Pittsburgh's Management Program for Executives.

BONNIE WACHTEL, 42, has served as vice president and general counsel of Wachtel & Co., Inc., a Washington, D.C.-based brokerage and investment banking firm, since 1984. Ms. Wachtel holds BA and MBA degrees from the University of Chicago and a JD from the University of Virginia. She is a director of Integral Systems, Inc., a provider of computer systems and software for the satellite communications market; and VSE Corporation, a provider of technical services to the federal government.

JAMES WESTER, 59, has been a computer services marketing consultant for more than 15 years. Since 1984, he has been president of Results, Inc., a computer services marketing firm. Mr. Wester holds a BME degree from Auburn University and an MBA from George Washington University.

DIRECTOR COMPENSATION

         Directors of the Company who are not executive officers of the Company receive a stipend of $500 per quarter plus reimbursement of reasonable expenses incurred in attending meetings. In addition to the foregoing, all Directors except Mr. Rosenberg receive stock option grants. The granting of options to Directors is not currently executed according to a formal Directors Stock Option Plan or agreement. The following table provides information on options granted to Directors in the fiscal year ended December 31, 1997:


         Director              Number of Options Granted     Exercise Price
         --------              -------------------------     --------------
         Brendan Dawson                   3,000                  $19.16
         Charles A. May, Jr.             11,000             $15.25 to $25.75
         Bonnie K. Wachtel                8,000             $15.25 to $19.16
         James Wester                     5,000                  $15.25

* Mr. Dawson also received options as an executive officer of the Company. These options are reported separately.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL NOMINEES TO THE BOARD.

EXECUTIVE OFFICERS

         The current executive officers of the Company are Sandor Rosenberg, Chairman and Chief Executive Officer; and Richard S. DeRose, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary. Brendan Dawson served as President and Chief Operating Officer through the end of 1997, but has since resigned as an executive officer of the Company.

         There are no family relationships among any of the executive officers, directors, or persons nominated to become directors of the Company. The executive officers are chosen annually at the first meeting of the Board of Directors following the annual meeting of stockholders and serve for one year and until their successors are chosen and qualify.

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

         The previous identification of directors sets forth the age, business experience, and certain other information regarding Mr. Rosenberg and Mr. Dawson.

RICHARD S. DEROSE, 59, joined the Company in 1991 upon the acquisition of DHD, Inc., a company founded by Mr. DeRose and of which he was President and Chief Executive Officer. Prior to DHD, Mr. DeRose held several management positions in the information technology and telecommunication industries at RCA, Burroughs, and MCI. Mr. DeRose holds a BS degree in Science from the US Naval Academy and an MS degree in Computer Systems Management from the US Naval Post Graduate School. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 10, 1998, the number of shares and percentage of the Company's Common Stock owned by all persons known by the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. This information has been obtained in part from such persons and in part from the Company's records. Each person has sole voting and investment power with respect to the shares indicated except for shares which may be acquired upon exercise of options and as otherwise noted.

NAME AND ADDRESS OF                                         SHARES BENEFICIALLY
BENEFICIAL OWNER (1)                                             OWNED (2)                 % OF CLASS
-----------------------------------------------------------------------------------------------------
Sandor Rosenberg, Chairman, CEO, and Director                   1,902,800                     28.8%
Richard S. DeRose, Executive Vice President                       161,900 (3)                  2.4%
James D. Wester, Director                                         378,500 (4)                  5.5%
Bonnie K. Wachtel, Director                                       112,800 (5)                  1.7%
Brendan J. Dawson, Director                                        58,000 (6)                     *
Charles A. May, Jr., Director                                       8,000 (7)                     *
Kenneth Parsons                                                   533,500 (8)                  7.5%
White Rock Capital, Inc.                                          379,500                      5.7%

All directors and executive officers as a group                 2,622,000                     37.1%

* less than 1%

(1) The address of all beneficial holders is care of the Company, except Ms. Wachtel, whose address of record is 1101 14th St. NW, Washington, DC 20001; and White Rock Capital, whose address of record is 3131 Turtle Creek Blvd., Suite 800, Dallas, TX 75219.



(2) Shares are held outright by the beneficial owner named, except for White Rock Capital, Inc., which includes shares held by White Rock, Inc. and shares which White Rock Capital Management, L.P., of which White Rock, Inc. is the general partner, has purchased for the benefit of institutional clients and White Rock Capital Partners, L.P.

(3) Includes options on 92,900 shares which are exercisable within 60 days of April 10, 1998.

(4) Includes warrants exercisable for 108,000 shares, and options on 185,000 shares, all of which are exercisable within 60 days of April 10, 1998.

(5) Includes options on 8,000 shares which are exercisable within 60 days of April 10, 1998.

(6) Represents options for 58,000 shares which are exercisable within 60 days of April 10, 1998.

(7) Represents options for 8,000 shares which are exercisable within 60 days of April 10, 1998.

(8) Includes options on 532,000 shares which are exercisable within 60 days of April 10, 1998.


SUMMARY COMPENSATION TABLE

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY


         The Summary Compensation Table below sets forth individual compensation information for the Chief Executive Officer and the other executive officers (collectively, "the Named Executive Officers") at December 31, 1997, 1996 and 1995.

Name and Principal                                            Annual Compensation
                                                              -------------------                 Securities Underlying
Position                              Year                Salary                  Bonus                     Options (#)
--------                              ----                ------                  -----                     -------
Sandor Rosenberg                      1997               $100,375                     --                        --
Chairman of the Board and             1996               $100,000                $15,000                        --
Chief Executive Officer               1995               $100,007                $25,900                        --
------------------------------------------------------------------------------------------------------------------------
Richard S. DeRose                     1997               $110,835                     --                     5,000
Executive Vice President              1996               $110,730                $27,500                    90,000
Chief Financial Officer               1995               $109,730                $30,900                        --
------------------------------------------------------------------------------------------------------------------------
Brendan Dawson                        1997                $95,202                     --                   105,000
President and                         1996                     --                     --                        --
Chief Operating Officer*              1995                                            --                        --
------------------------------------------------------------------------------------------------------------------------

* Mr. Dawson was employed July 1, 1997 and resigned in February, 1998

No executive officer has received any perquisite or benefit, securities, or property that exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information concerning each grant of options to purchase the Company's common stock during fiscal year 1997 to the Named Executive Officers. These options were later repriced (see "Repriced Options Granted in the Fiscal Year Ended December 31, 1997"). There were no stock appreciation rights granted.


                                                          % of total options
                                Number of options      granted to employees in  Exercise price
Name                                 granted                 fiscal year           ($/share)        Expiration date
----                                 -------                 -----------           ---------        ---------------
Richard S. DeRose                       5,000                     1%                 $16.00             8/4/2007
Brendan Dawson                        100,000                    18%                 $25.75             8/4/2007
Brendan Dawson                          5,000                     1%                 $15.25           12/24/2007

         The following table depicts option exercise activity in the last fiscal year and fiscal year-end option values with respect to each of the Named Executive Officers. The value of unexercised in-the-money options at December 31, 1997 equals the market value of the underlying common stock at December 31, 1997 minus the option exercise price. The fair market value of the Company's common stock at December 31, 1997 was $14.00.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1997 OPTION VALUES

                                                            Number of Securities         Value of Unexercised
                                                           Underlying Unexercised       In-the-Money Options at
                           Shares                           Options at 12/31/97                12/31/97
                        Acquired on                     ----------------------------           --------
Name                      Exercise     Value Realized   Exercisable    Unexercisable  Exercisable     Unexercisable
----                      --------     --------------   -----------    -------------  -------------  ---------------
Richard S. DeRose          118,600       $1,875,518         92,900          5,000     $1,259,190             --
Brendan Dawson                  --               --         55,000         50,000             --             --

REPRICED OPTIONS GRANTED IN THE FISCAL YEAR ENDED DECEMBER 31, 1997


         The Board of Directors recognizes that options are a key to providing appropriate incentives to employees. The Board further recognizes that the employees needed by the Company to be successful are relatively scarce and in high demand. As such, option grants are made to many employees at the time they accept employment by the Company. Said grants are made at the fair market price of the Company's stock at the time of employment. Many of the options granted in 1997 were made during periods when the value of a share of the Company's Common Stock, along with the value of shares of companies in the Company's industry segment, were at unprecedented high levels. When it appeared to the Board of Directors that, in all probability, the Company, along with its industry segment, would not recover the higher value in the short term, the Board deemed it prudent to reduce ption exercise prices for those options having exercise prices at higher levels. This was undertaken to maintain employees' incentives to remain with the Company and to avoid adversely impacting employees who were granted options during the periods when the Company's stock value was at the higher levels. By proceeding in this manner, the Board sought to re-establish the degree of incentive it contemplated when the options were initially granted.

         On October 29, 1997, the Board of Directors re-priced all options granted to employees having exercise prices in excess of $14.50 per share to $14.50 per share. At the same time the 100,000 options granted to Mr. Dawson in his capacity as an employee, and the 5,000 options granted to Mr. DeRose in 1997 were re-priced by the Board of Directors from $25.75 per share to $16.00 per share.

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY





RELATED TRANSACTIONS

         In September 1996, in order to provide the Company with additional working capital to develop UNICAST/2000, James C. Wester, a director, agreed to advance to the Company a sum of up to $300,000, of which $163,887 has been received. In exchange for these advances, the Company agreed to pay Mr. Wester 20% of all UNICAST/2000 license revenues received by the Company up to 150% of the total advances made. As of December 31, 1997, Mr. Wester had received no payments pursuant to this agreement.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

         On June 30, 1997, the Company and Brendan Dawson entered into an employment agreement under which the Company agreed to pay Mr. Dawson a salary of $200,000 per year. In addition, Mr. Dawson received 100,000 stock options initially exercisable at $25.75 which were subsequently re-priced to $16.00 (See "Re-priced Options Granted in the Fiscal year Ended December 31, 1997"). One-fourth of the options granted to Mr. Dawson were to vest on each quarterly anniversary of the commencement of his employment.

         Under his employment agreement, Mr. Dawson also received the right to obtain an additional $300,000 of compensation for his one year of service in lieu of exercising his stock options and deriving gains upon such exercise. Mr. Dawson was given 15 months from the commencement of his employment to elect to receive the additional compensation and forego the right to exercise any outstanding options. Any prior gains realized upon option exercises would reduce the amount of the additional compensation Mr. Dawson would be entitled to receive.

         Mr. Dawson resigned from the Company on February 28, 1998 for personal reasons. Consistent with his agreement, Mr. Dawson became vested in 50,000 options and is entitled to receive $200,000 of additional compensation in lieu of maintaining his right to exercise his options. Mr. Dawson has not yet elected whether to forego his options and receive the additional compensation.

         The Company does not maintain an employment agreement with any other employee.

PERFORMANCE GRAPH

The graph below compares the performance over a five-year period of the Company's common stock to that of the Nasdaq Stock Market Total Return Index (Nasdaq SMTRI), a broad market index, and the Nasdaq Computer & Data Processing Services Stocks Index (Nasdaq CDPSSI). It assumes that $100 is invested in the Company's common stock, the Nasdaq SMTRI, and the Nasdaq CDPSSI on December 31, 1992, and that all dividends were reinvested. In aggregate, the Company's stock has increased 3,082% since December 31, 1992. The Nasdaq SMTRI, compiled by the Center for Research in Security Prices at the University of Chicago, shows the total return (share price plus reinvested dividends) of all companies listed on the Nasdaq Stock Market. The Nasdaq SMTRI has increased 140% over the five-year period ended December 31, 1997. The Nasdaq CDPSSI, also compiled by the Center for Research in Security Prices at the University of Chicago, is a subset of Nasdaq listed companies within SIC code 737, and is also a total return index. From December 31, 1992 to December 31,

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

1997, the Nasdaq CDPSSI increased 197%. (This graph is not part of the Company's required filing; it is presented for informational purposes only.)

The following table sets forth, for December 31 of each year indicated, the values of the Nasdaq Stock Market Total Return Index and the Nasdaq Computer & Data Processing Services Stocks Index, together with the relative value of the index at each anniversary following December 31, 1992; with the index value at December 31, 1992 established as 100.


                   [GRAPH APPEARS HERE -- PLOT POINTS BELOW]

                                          Nasdaq Computer &          Information Analysis
            Nasdaq Stock Market       Data Processing Services           Incorporated
            Total Return Index               Stocks Index                Common Stock
-------------------------------------------------------------------------------------------
1992            218.0 (100.0)                384.3 (100.0)               $0.44 (100.0)
-------------------------------------------------------------------------------------------
1993            250.2 (114.8)                406.7 (105.8)               $0.44 (100.0)
-------------------------------------------------------------------------------------------
1994            244.6 (112.2)                493.9 (128.5)               $0.44 (100.0)
-------------------------------------------------------------------------------------------
1995            345.9 (158.7)                752.1 (196.2)               $0.44 (100.0)
-------------------------------------------------------------------------------------------
1996            425.4 (195.2)                928.1 (242.2)               $6.78 (1540.9)
-------------------------------------------------------------------------------------------
1997            522.1 (239.5)               1140.2 (296.7)              $14.00 (3181.8)
-------------------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's common stock file initial reports of ownership of common stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors, and stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such copies and other records available to the Company, all such required filings were made in a timely manner, with the exception of Form 3's which were due within ten days following the Company's becoming subject to Section 16(a) of the Exchange Act. Such forms were filed approximately ten days following the due date for such filings.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
(ITEM 2. ON THE PROXY CARD)

         The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP, independent auditors, as auditors of the Company for the fiscal year ending December 31, 1998. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY

this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP.

         Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ERNST & YOUNG, LLP.

OTHER MATTERS TO COME BEFORE THE MEETING

         In addition to the matters described above, there will be an address by the Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions about the business of the Company.

         If any matter not described in this proxy statement should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend. At the time this proxy statement went to press, the Board of Directors knew of no other matters which might be presented for stockholder action at the meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

         Proposals intended for inclusion in next year's proxy statement should be sent to the Corporate Secretary of the Company at 11240 Waples Mill Rd. - Suite 400, Fairfax, VA 22030, and must be received by December 31, 1998.

OTHER INFORMATION

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies in person or by telephone. No additional compensation will be paid to directors, officers, or regular employees for such services. Arrangements will be made with banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons or firms, and the Company will reimburse such persons of firms for reasonable out-of-pocket expenses incurred by them in so doing. The Company also has retained Beacon Hill Partners. to aid in the solicitation of proxies, at an estimated cost of $3,000 plus reimbursement of reasonable out-of-pocket expenses.

         The above Notice and Proxy Statement are sent by order of the Board of Directors.

                           Richard S. DeRose
                           Secretary

                           April 30, 1998

INFORMATION ANALYSIS INCORPORATED                                     1998 PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFORMATION ANALYSIS INCORPORATED

         The undersigned hereby appoints Richard S. DeRose with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Information Analysis Incorporated held on record by the undersigned on April 27, 1998, at the annual meeting of the stockholders to be held on May 27, 1998 or any adjournment thereof.

1.  Election of Directors     [ ]  FOR all nominees listed            [ ]   WITHHOLD AUTHORITY to
                                   below (except as marked to the           vote for all nominees listed below
                                   contrary below

Sandor Rosenberg, Brendan J. Dawson, Charles A. May, Jr., Bonnie K. Wachtel, James D. Wester

INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------
                        (Continued on the reverse side)

================================================================================
 (CONTINUED FROM THE OTHER SIDE)

2. Ratification of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 1998.

            [  ]  FOR the proposal                 [  ]  AGAINST the proposal

3. In their discretion, the Proxies are authorized to vote upon such other business matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE SELECTION OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

                   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   DATED:_________________________, 1998

                   Signature ___________________________

         Signature if held jointly ____________________________

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

INFORMATION ANALYSIS INCORPORATED